      As filed with the Securities and Exchange Commission on May 25,2000
                                             Registration Statement No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           ------------------------

                            REGISTRATION STATEMENT
                                  ON FORM S-8
                       UNDER THE SECURITIES ACT OF 1933
                           ------------------------

                             PURE RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      74-2952918
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

       500 West Texas, Suite 200                           79701
         Midland, Texas  79701                           (Zip Code)
(Address of principal executive offices)

                           ------------------------

                          Pure Resources 401(k) Plan
                             (Full title of  plan)
                           ------------------------

                               Jack D. Hightower
                           500 West Texas, Suite 200
                              Midland, Texas 79701
                                 (915) 498-8600
           (Name, address and telephone number of agent for service)

                                    Copy to:
                                Joe Dannenmaier
                            Thompson & Knight L.L.P.
                        1700 Pacific Avenue, Suite 3300
                              Dallas, Texas 75201
                                 (214) 969-1700
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
       Title of securities to be           Amount to be    Proposed maximum offering        Proposed maximum           Amount of
               registered                 registered (1)      price per share(2)        aggregate offering price    registration fee
                                                                                                  (2)
Common Stock, par value $.01 per share..     500,000               $13.36                      $6,682,450                $1,765
                                             shares
===================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also be deemed to register (a) an indeterminate amount of interests to be offered or sold pursuant to the Pure 401(k) Plan and (b) such additional indeterminate shares as may be issuable as a result of a stock split, stock dividend or similar transaction with respect to the shares covered hereby.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457, with price per share based on the market value of the Titan Exploration, Inc. Common Stock to be exchanged in the merger described in "Introductory Statement"), as the quotient of (a) $5.75 (the average of the high and low sales prices for Titan Exploration, Inc. Common Stock on the Nasdaq National Market on May 19, 2000) by (b) the exchange ratio for the merger of .4302314 shares of Pure Resources, Inc. Common Stock for each outstanding share of Titan Exploration, Inc. Common Stock.

================================================================================

                             INTRODUCTORY STATEMENT

   Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1999, as amended, Titan Exploration, Inc. ("Titan") and the Registrant intend to consummate on May 25, 2000 a merger (the "Merger") whereby a wholly-owned subsidiary of the Registrant will be merged with and into Titan, with Titan surviving the Merger as a wholly-owned subsidiary of the Registrant. In the Merger, shares of Titan common stock will be converted into the right to
receive shares of the Registrant's common stock.   In addition, in connection
with and effective upon consummation of the merger, the Titan 401(k) Plan will be amended to change its name to the Pure Resources 401(k) Plan and substitute references to the Registrant's common stock for references to Titan's common stock. This Registration Statement relates to 500,000 shares of the Registrant's common stock which may be purchased after the Merger under the Pure Resources 401(k) Plan and an indeterminate number of interests in the Pure Resources 401(k) Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration
Statement:

   (1) The proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (No. 333-34970) filed on April 18, 2000.

   (2) The description of the Registrant's Common Stock, $.01 par value per share, contained in the Registration Statement on Form 8-A of the Company heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

   In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Pure Resources, Inc., 500 West Texas, Suite 200, Midland, Texas 79701, Attention: Corporate Secretary, (915) 498-8600.


Item 4.  Description of Securities.
         -------------------------

   Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

   Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Section 102(b) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision to eliminate or limit the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the registrant or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of a law, willfully or negligently authorized the unlawful payment of a dividend or approved an illegal stock repurchase (as provided in Section 174 of the DGCL) or obtained an improper personal benefit. The registrant's certificate of incorporation, as amended, contains provisions that eliminate directors' personal liability, in certain circumstances, as set forth below.

   The registrant's certificate of incorporation, as amended, provides, that a director will not be personally liable to the registrant or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

   The registrant's certificate of incorporation, as amended, provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the registrant, or serves, in any capacity, any corporation, partnership or other entity in which the registrant has a partnership or other interest, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

   Pursuant to the registrant's certificate of incorporation, as amended, it shall indemnify and hold harmless in such manner any person designated by the Board of Directors, or any authorized committee thereof, as a person subject to this indemnification provision, and who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Board of Directors of the registrant as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such proceeding.

   The registrant has a duty to indemnify any person seeking indemnification pursuant to the registrant's certificate of incorporation in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board of Directors of the registrant.

   The registrant may, by action of its Board of Directors, provide indemnification to employees or agents of the registrant with the same scope and effect as the foregoing indemnification of directors and officers.

   The registrant may maintain insurance, at its expense, to protect itself and any director officer, employee or agent of the registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.


Item 8.  Exhibits.
         --------

   The following documents are filed as exhibits to this Registration Statement:

       4.1 Titan 401(k) Plan (filed as Exhibit 4.1 to Titan Exploration, Inc.'s Registration Statement on Form S-8 (No. 333-62115) filed on August 24, 1998 and incorporated herein by reference).

       4.1.1 Amendment to Titan 401(k) Plan, renaming it the Pure Resources 401(k) Plan and otherwise amending the plan, in each case as of effectiveness of the merger described in "Introductory Statement" above.

       4.2 Agreement and Plan of Merger, dated as of December 13, 1999, by and among Union Oil Company of California, Pure Resources, Inc. (formerly named Titan Resources Holdings, Inc.), TRH, Inc. and Titan Exploration, Inc. and Amendment No. 1 to Merger Agreement dated as of April 14, 2000 (filed as Exhibit 2.1 to Titan Exploration, Inc.'s Current Report on Form 8-K filed on December 23, 1999 and Exhibit 2.2 to the Registrant's Form S-4 (No. 333-34970) and incorporated herein by reference).

       5.1   Opinion of Thompson & Knight L.L.P.

       23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1).

       23.2  Consent of KPMG LLP.

       23.3  Consent of PricewaterhouseCoopers LLP

       23.4 Consent of Williamson Petroleum Consultants, Inc., independent petroleum engineers.

       23.5  Consent of Gary Dupriest, Vice President of Pure Resources.

       23.6  Consent of Twachtman Snyder & Byrd, Inc., independent consultants.

       24.1 Power of Attorney (included on signature page of this Registration Statement).

   In lieu of the opinion of counsel concerning compliance with the requirements of ERISA and an IRS determination letter regarding qualification under Section 401 of the Internal Revenue Code, the Registrant undertakes that it will submit or has submitted the Pure 401(k) Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.


Item 9.  Undertakings.
         ------------

   The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to

   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sugarland, Texas (with respect to Pure Resources,Inc.) and in Midland, Texas, on the 24th day of May, 2000.

                                   PURE RESOURCES, INC.


                                   By: /s/ Timothy H. Ling
                                       ----------------------------------------
                                       Timothy H. Ling
                                       President


                                   TITAN 401(K) PLAN (to be amended and renamed
                                   PURE 401(K) PLAN upon effectiveness of the merger described in "Introductory Statement" above)

                                   By: Titan Resources, I, Inc., Administrator


                                   By: /s/ Jack Hightower
                                       ----------------------------------------
                                       Jack Hightower
                                       President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Barry Hoffman and Phillip Ballard, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                    Title                      Date
          ---------                    -----                      ----


/s/ Timothy H. Ling            President and Director         May 24, 2000
-----------------------------
Timothy H. Ling                (Principal Executive Officer)



/s/ Darrell Chessum            Vice President, Treasurer      May 24, 2000
-----------------------------
Darrell Chessum                and Director
                               (Principal Financial and
                               Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit Number                           Exhibit
--------------                           -------


       4.1 Titan 401(k) Plan (filed as Exhibit 4.1 to Titan Exploration, Inc.'s Registration Statement on Form S-8 (No. 333-62115) filed on August 24, 1998 and incorporated herein by reference).

       4.1.1 Amendment to Titan 401(k) Plan, renaming it the Pure Resources 401(k) Plan and otherwise amending the plan, in each case as of effectiveness of the merger described in "Introductory Statement" above.

      4.2 Agreement and Plan of Merger, dated as of December 13, 1999, by and among Union Oil Company of California, Pure Resources, Inc. (formerly named Titan Resources Holdings, Inc.), TRH, Inc. and Titan Exploration, Inc. and Amendment No. 1 to Merger Agreement dated as of April 14, 2000 (filed as Exhibit 2.1 to Titan Exploration, Inc.'s Current Report on Form 8-K filed on December 23, 1999 and Exhibit 2.2 to the Registrant's Form S-4 (No. 333-34970) and incorporated herein by reference).

      5.1            Opinion of Thompson & Knight L.L.P.

      23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as
                     Exhibit 5.1).

      23.2           Consent of KPMG LLP.

      23.3           Consent of PricewaterhouseCoopers LLP

      23.4 Consent of Williamson Petroleum Consultants, Inc., independent petroleum engineers.

      23.5           Consent of Gary Dupriest, Vice President of Pure Resources.

      23.6 Consent of Twachtman Snyder & Byrd, Inc., independent consultants.

      24.1 Power of Attorney (included on signature page of this Registration Statement).